UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2009 (March 13, 2009)

Nyer Medical Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 00-20175

Florida	01-0469607
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

13 Water Street, Holliston, MA 01746
 (Address of principal executive offices, including zip code)

(508) 429-8506
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐  Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Effective March 17, 2009, the Audit Committee of the Board of Directors of Nyer Medical Group, Inc. (Nyer or the Registrant), engaged the firm of Wolf & Company, P.C. (Wolf) as Nyer’s independent registered public accounting firm to perform the 2009 third quarter interim review and to audit Nyer’s consolidated financial statements for the fiscal year ending June 30, 2009, and any subsequent interim periods.  During the Registrant’s fiscal years ended June 30, 2007 and 2008, neither the Registrant nor anyone on its behalf has consulted with Wolf regarding any of the matters referenced in Item 304(a)(2) of Regulation S-K.

On March 13, 2009, the Audit Committee of Nyer’s Board of Directors had decided to not re-engage Sweeney, Matz & Co, LLC, formerly known as Sweeney, Gates & Co., (Sweeney Matz) as its independent registered public accounting firm.  Notice was provided to Sweeney Matz that it had not been re-engaged on March 13, 2009.

Sweeney Matz’s audit reports on Nyer’s consolidated financial statements for the fiscal years ended June 30, 2007 and 2008 did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Registrant’s fiscal years ended June 30, 2007 and 2008, and the subsequent interim period through March 13, 2009, there were no disagreements between the Registrant and Sweeney Matz concerning any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to Sweeney Matz’s satisfaction, would have caused them to make a reference to the subject matter of the disagreements in connection with their reports.  There were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

Nyer provided Sweeney Matz with a copy of the foregoing disclosures and requested from Sweeney Matz a letter addressed to the Securities and Exchange Commission stating whether Sweeney Matz agrees with the statements made by Nyer in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. Sweeney Matz’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

Exhibit
Number	Exhibit Description

16.1	Letter dated March 16, 2009 from Sweeney, Matz & Co, LLC to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nyer Medical Group, Inc.

Date: March 18, 2009	By: /s/ Mark A. Dumouchel
Mark A. Dumouchel
President and Chief Executive Officer